                               PRICING SUPPLEMENT

                                                  Registration No. 333-08369-01
                                               Filed Pursuant to Rule 424(b)(2)

                          United Parcel Service, Inc.

                                   UPS Notes

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Pricing Supplement No. 22                                  Trade Date: 06/10/02
(To Prospectus dated March 22, 2000 and Prospectus         Issue Date: 06/13/02
Supplement dated December 20, 2001)

The date of this Pricing Supplement is June 11, 2002


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
    CUSIP
      or
  Common Code           Principal Amount         Interest Rate           Maturity Date         Price to Public
  -----------           ----------------         -------------           -------------         ---------------
   91131UDU5              $3,719,000.00              4.00%                 06/15/06                 100%

Interest Payment
   Frequency                                                                  Dates and terms of redemption
  (begin date)          Survivor's Option      Subject to Redemption        (including the redemption price)
----------------        -----------------      ---------------------        --------------------------------
    07/15/02                   Yes                       Yes                          100% 06/15/03
    monthly                                                                    semi-annually thereafter

                          Discounts and
Proceeds to UPS            Commissions            Reallowance                Dealer              Other Terms
---------------            -----------            -----------                ------              -----------
 $3,686,458.75             $32,541.25                $1.50             ABN AMRO Financial
                                                                         Services, Inc.
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